Exhibit 3.a

STATEMENT OF CANCELLATION
of
THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK ($.01 Par Value)
of
POLARIS INDUSTRIES INC.

The undersigned, Stacy L. Bogart, Senior Vice President-General Counsel and Secretary of Polaris Industries Inc., a corporation organized and existing under the business corporation act of the State of Minnesota (hereinafter called the “Company”) hereby certifies that:

1.            The Company’s Board of Directors has directed that the certificate fixing the designations, preferences and rights of the Company’s Series A Junior Participating Preferred Stock be canceled pursuant to Section 302A.133 of the Minnesota Statutes.

2.            There are currently no shares of Series A Junior Participating Preferred Stock outstanding.

3.            The 1,000,000 shares formerly designated as Series A Junior Participating Preferred Stock shall have the status of authorized but unissued, undesignated Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this statement of cancellation as of April 27, 2017.

POLARIS INDUSTRIES INC.

/s/Stacy L. Bogart Stacy L. Bogart Senior Vice President – General Counsel and Secretary

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